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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94701, 333-47052 and 333-40190) of Lifeminders, Inc. of our report dated September 29, 2000 relating to the financial statements of Smartray Network, Inc., which appears in the Current Report on Form 8-K/A of Lifeminders, Inc. dated November 14, 2000.


/s/ PricewaterhouseCoopers LLP

November 14, 2000